Exhibit 99.1
Press Release
For Immediate Release

Contact:	Christopher D. Myers President and CEO (909) 980-4030
CVB Financial Corp. Announces Consummation of
Public Stock Offering
Ontario, CA, July 27, 2009 — CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced the consummation of its previously announced underwritten public offering of common stock at $5.85 per share.
The Company sold 22,655,000 in shares of its common stock, which includes the exercise by the underwriters of their overallotment option, for gross proceeds to the Company of approximately $132.5 million. “In these difficult times, we are pleased to be able to complete this transaction and strengthen our capital position” said Chris Myers, President and Chief Executive Officer. “Our company is now better positioned to take advantage of growth opportunities.”
Citizens Business Bank serves 39 cities through 41 business financial centers and five commercial banking centers in the Inland Empire, Orange and Los Angeles Counties and communities throughout the Central Valley of California. The Bank’s trust and asset management division, CitizensTrust, has $1.6 billion in assets under administration
Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For more information, please visit our website at www.cbbank.com.

Safe Harbor
Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic conditions and events and the impact they may have on us and our customers; ability to attract deposits and other sources of liquidity; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; a prolonged slowdown in construction activity; changes in the financial performance and/or condition of our borrowers; changes in the level of non-performing assets and charge-offs; ability and consent to repurchase our securities issued to the U.S. Treasury pursuant to its Capital Purchase Program; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, executive compensation and insurance) with which we and our subsidiaries must comply; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, or the effects of pandemic flu; the timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowing and savings habits; technological changes; the ability to increase market share and control expenses; changes in the competitive environment among financial and bank holding companies and other financial service providers; continued volatility in the credit and equity markets and its effect on the general economy; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, management, compensation and benefit plans; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; our success at managing the risks involved in the foregoing items and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2008, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.
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